Exhibit 99.1

NEWS RELEASE

Contact:
Kevin Wolf @Road Corporate Communications (650) 270-3023 kwolf@road-inc.com

@Road® Appoints Former Sprint PCS President to Board of Directors

Veteran Business Strategist Chuck Levine Further Strengthens
Experienced @Road Board

Fremont, CA – February 4, 2003 – @Road (Nasdaq: ARDI), a leading provider of location-enhanced wireless Internet solutions for mobile resource management (MRM), today announced the appointment of Charles E. Levine to its Board of Directors. In this role, Mr. Levine will draw on more than 25 years’ experience building profitable businesses for some of this country’s largest companies.

“Chuck has a long and successful history of guiding emerging companies and new business units to positions of great prominence in their respective industries,” said Krish Panu, CEO of @Road. “Chuck’s veteran business status, coupled with an extensive telecommunications industry background, will prove invaluable to @Road as we seek to accelerate our growth and launch new MRM services into the market.

“We are excited to add a person of this caliber to our already deep team of directors,” continued Mr. Panu. “Our directors are world-class and are or have been involved with a number of successes, including Microsoft, Cisco Systems, Intel and Xilinx. With the addition of Chuck, we look forward to the profound impression the expanded Board of Directors will make on the future of @Road.”

Over the years Mr. Levine has held a number of high-profile management positions. Most recently, Mr. Levine served as president of Sprint PCS, overseeing the fastest-growing wireless business in U.S. history. During his tenure at Sprint PCS, which included a three-year run as chief sales and marketing officer, Mr. Levine helped grow company revenue to $13 billion. He was also honored in 1999 by Marketing Communications magazine as “Marketer of the Year.”

Prior to joining Sprint PCS, Mr. Levine served as senior vice president of services for Octel Communications Corporation. Earlier in his career, Mr. Levine held executive-level positions at AT&T Corporation, General Electric Company and The Procter & Gamble Company. At these companies, Mr. Levine was responsible for the management, development and launch of new business units, products and services in the consumer and technology markets. These groups were consistently profitable and collectively generated hundreds of millions of dollars in new business.

Mr. Levine earned a bachelor’s degree in economics from Trinity College (Hartford, CT) and an MBA from Kellogg School of Management at Northwestern University.

About @Road

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers its services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers its MRM services using a pay-as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

@Road delivers its MRM services to over 84,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.atroad.com.

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Except for the historical information contained herein, the matters discussed in this press release, including statements regarding the appointment of Chuck Levine to the @Road Board of

Directors, are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully develop, market, deliver and support its services and products, dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 28, 2002 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc.